Exhibit 99.1

PRESS RELEASE

For Immediate Release:Contact:

Mollie Condra, Ph.D.

HealthStream

(615)-301-3237

mollie.condra@healthstream.com

HealthStream Acquires ComplyALIGN

Nashville, Tennessee (January 19, 2021) – HealthStream (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, today announced that it has acquired ComplyALIGN (incorporated as ProcessDATA, Ltd.), a Chicago-based healthcare technology company. Through the acquisition, HealthStream gains an innovative, SaaS-based policy management system for healthcare organizations that is deployed and highly praised by its customers. ComplyALIGN’s products are used by over 200 healthcare facilities, including over 150 hospitals. ComplyALIGN also does business as HospitalPORTAL, which focuses on hospital intranet solutions that integrate with ComplyALIGN’s policy management system.

“This acquisition is a smart, positive development for everyone involved. ComplyALIGN and HealthStream both share a strong passion for supporting the healthcare workforce with solutions that maximize the quality and delivery of healthcare,” said Albert Jurkiewicz, Chief Executive Officer and founder of ComplyALIGN. “HealthStream is positioned better than anyone to further invest in and grow our products’ market presence and to enable our products with powerful new capabilities. I am excited about the opportunities that this transaction will bring to our customers and excited to join HealthStream.”

The number of policies and procedures that a typical hospital needs to manage and continue to process rarely falls below one thousand. Staff members must know what’s expected of them and have rules and procedures to guide their day-to-day tasks—and this covers a vast array of practices, including those involving administrative practices, federal and state compliance, patient care, medicine, use of IT, and human resources. With policies in so many areas, policies and procedures for hospitals need to be well organized, accessible, searchable, and easily updated—all within a coordinated, collaborative workflow. ComplyALIGN’s policy management system is a highly sought-after and utilized solution for these needs.

“ComplyALIGN’s products address a common, wide-spread pain point expressed by our healthcare customers that’s related to their immense policy management requirements and, therefore, is a terrific addition to our ecosystem of workforce solutions for the healthcare industry,” said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. “I would like to extend a warm welcome to ComplyALIGN’s customers and the company’s eleven employees to HealthStream. We believe that adding ComplyALIGN to the growing HealthStream ecosystem will benefit customers and provide another, incremental step forward to fulfilling our mission of improving the quality of healthcare.”

Terms of the Transaction:

HealthStream acquired all of the issued and outstanding equity of ProcessDATA, Ltd. (ComplyALIGN) for approximately $2.0 million in cash, subject to customary purchase price adjustments.

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder; Colorado; Denver, Colorado; San Diego, California; Chicago, Illinois; Portland, Oregon; and Raleigh, North Carolina. For more information, visit http://www.healthstream.com or call 800-521-0574.

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact) that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including that the anticipated financial results associated with the acquisition may not be achieved, and that the anticipated financial and strategic benefits of the acquisition may not be realized, as well as the result of risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020, filed on October 29, 2020, and in the Company’s other filings with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update or revise any such forward-looking statements.

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